UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2011

SILVER HORN MINING LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-25097	65-0783722
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

 3346 Guadalupe Road
Apache Junction, Arizona 85120
 (Address of principal executive offices) (zip code)

(480) 288-6530
(Registrant's telephone number, including area code)

3266 W. Galveston Drive
Apache Junction, Arizona 85120
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 18, 2011, Silver Horn Mining Ltd. (the “Company”) received a notice from a third party claiming that, of the Company’s 14 mining claims on the COD Property in Mohave County, Arizona, 9 are situated overlapping this third party’s 7 claims that allegedly predate the Company’s claims, and requesting that the Company cease and desist from sampling or removing any ores from these properties.  The Company believes that the third party’s demands are without merit.  On October 3, 2011 the Company requested that the third party disclaim any interest in its alleged claims by executing and delivering to the Company a quitclaim deed with respect to the third party’s 7 claims.  If the third party fails to execute and deliver the quitclaim deed by October 25, 2011, the Company may pursue any and all available legal actions and remedies.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER HORN MINING LTD.

Dated: October 13, 2011	By:	/s/ Daniel Bleak
Daniel Bleak Chief Executive Officer